Exhibit 23.1

MICHAEL POLLACK CPA
46 EQUESTRIAN LANE
CHERRY HILL, NJ 08003

Consent of Independent Registered Certified Public Accountants

December 5, 2007

Board of Directors
Bio-Solutions Corp.

I consent to the inclusion in the Registration Statement on Form SB-2 of Bio-Solutions Corp. my audit report for Bio-Solutions Corp. (the “Company”) for the period March 27, 2007 (Inception) through September 30, 2007 dated October 24, 2007.

Respectfully submitted,

Michael Pollack

Michael Pollack CPA
Cherry Hill, NJ